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EXHIBIT 21.1

LIST OF SUBSIDIARIES OF RHINO RESOURCE PARTNERS, L.P.

Entity	Jurisdiction of Formation
CAM Holdings LLC	Delaware
CAM Mining LLC	Delaware
CAM-BB LLC	Delaware
CAM-Kentucky Real Estate LLC	Delaware
CAM-Ohio Holdings LLC	Delaware
CAM-Ohio LLC	Delaware
CAM-Ohio Real Estate LLC	Delaware
Springdale Land, LLC	Delaware
CAM Coal Trading LLC	Delaware
Leesville Land, LLC	Delaware
CAM Aircraft LLC	Delaware

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  EXHIBIT 21.1
LIST OF SUBSIDIARIES OF RHINO RESOURCE PARTNERS, L.P.